As filed with the Securities and Exchange Commission on October 30, 2012

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

ZEGARELLI GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

California	95-4040591
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

80679 Camino Santa Elise Indio, California	92203
(Address of principal executive offices)	(Zip Code)

(818) 767-2889

(Registrant’s Telephone Number, Including Area Code)

Securities registered under Section 12 (b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12 (g) of the Exchange Act:

Common Stock, no par value
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this Report includes some statements that are not purely historical and that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, perceived opportunities in the market and statements regarding our mission and vision. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You can generally identify forward-looking statements as statements containing the words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The forward-looking statements contained herein are based on various assumptions, many of which are based, in turn, upon further assumptions. Our expectations, beliefs and forward-looking statements are expressed in good faith on the basis of management’s views and assumptions as of the time the statements are made, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished.

For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments, or results, you should carefully review the “Risk Factors” set forth under “Item 1. Description of Business” below. In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements herein could turn to be materially different from those we discuss or imply.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Form 10 to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of our public disclosure practices. Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.

EMERGING GROWTH COMPANY STATUS

Zegarelli Group International, Inc. (“we”, “us”, “our”, “Zegarelli”, the “Company” or the ““Registrant”) is an “emerging growth company” (an “EGC”) under the recently enacted Jumpstart Our Business Startups Act (the “JOBS Act”), because we had gross revenues of less than $1 billion during our last fiscal year. Accordingly, the information that we are required to disclose has been reduced in a number of ways.

We will retain our status as an EGC until the earliest of (A) the last day of the fiscal year in which we have total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the JOBS Act) or more; (B) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933; (C) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (D) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, we are relieved from certain significant requirements, including the following:

●	As an EGC we are excluded from Section 404(b) of Sarbanes-Oxley, which otherwise may have required our auditors to attest to and report on our internal control over financial reporting. The JOBS Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC and (ii) any other future rules adopted by the PCAOB will not apply to our audits unless the SEC determines otherwise.

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●	The JOBS Act amended Section 7(a) of the Securities Act to provide that as an EGC we need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, as an EGC we are not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable to us if we were required to comply with them. Also, as long as we are an EGC, we may continue to comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

●	In the event that we register our Common Stock under the Exchange Act, the JOBS Act will also exempt us from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act, (ii) the requirements of Section 14A(b) of the Exchange Act relating to stockholder advisory votes on “golden parachute” compensation, (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance, and the requirement of Section 953(b)(1) of the Dodd-Frank Act, which will require disclosure as to the relationship between the compensation of our chief executive officer and median employee pay.

The Company has presently elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

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ITEM 1.	BUSINESS

We were incorporated in California on April 22, 1986 as Cosmetic Group U.S.A., Inc. and conducted the business of contract manufacturing and the manufacturer and sale of professional hair care products under the “Zegarelli” name. Through our contract manufacturing operations, we custom developed, formulated and manufactured a wide range of color cosmetics and other personal care products for customers that market products for sale under their own brand names. In addition to our operations as a contract manufacturer, in 1994, we developed with Arnold Zegarelli, a professional hair designer, a line of professional hair care products which we manufactured and marketed to beauty salons and hair care professionals. Sales of the Zegarelli product line commenced in the second quarter of 1995. On September 23, 1997 we sold all the assets and business of our contract manufacturing segment, and changed our name to Zegarelli Group International, Inc. (“our,” “we,” or the “Company”).

On April 1, 2000, we ceased all operations. On July 1, 1999 we filed for bankruptcy protection under Chapter 7, which was converted to a Chapter 11 on September 8, 1999 and on September 30, 2002 converted back to a Chapter 7. On February 10, 2003 we voluntarily withdrew our petition from the Bankruptcy Court. On November 9, 1998 we filed a Form 15 with the Securities and Exchange Commission (“SEC”) terminating our registration under Section 12(g) of the Securities Act of 1934 (the “1934 Act”) and this suspended our obligation to file reports with the SEC. We have been inactive since April 1, 2000. The Company is currently considered a “shell corporation.” On July 31, 2007, the Company filed a Form 10-SB, which went effective with the SEC on September 30, 2007, and accordingly reactivated the Company’s obligation to file periodic reports with the SEC. Once again on April 30, 2008, the Company filed a Form 15 with the SEC terminating its as a Section 12(g) company under the 1934 Act.

The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company will provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

Our Business

Since April 1, 2000, we have been engaged in organizational efforts, including obtaining initial financing, and preparing to identify potential merger or acquisition candidates. We are a “blank check” company within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because our intended business purpose is to merge with an unidentified company or companies. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. We are, as defined in Rule 12b-2 under the Exchange Act, also a “shell company,” defined as a company with no or nominal assets (other than cash) and no or nominal operations. We intend to comply with the periodic reporting requirements of the Exchange Act for as long as we are subject to those requirements.

Our intended business purpose is to seek the acquisition of, or merger with, an existing company. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. We will not restrict potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. As of the date hereof, we have made no efforts to identify a possible business combination including, but not limited to, not conducting negotiations or entering into a letter of intent with respect to any target business and we have not entered into a letter of intent or any definitive agreement with respect to any target business. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company will provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

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 Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

●	the ability to use registered securities to make acquisitions of assets or businesses;
●	increased visibility in the financial community;
●	the facilitation of borrowing from financial institutions;
●	improved trading efficiency;
●	shareholder liquidity;
●	greater ease in subsequently raising capital;
●	compensation of key employees through stock options;
●	enhanced corporate image;
●	a presence in the United States capital market.

Potential Target Companies

A business entity, if any, which may be interested in a business combination with the Company, may include the following:

●	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;
●	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
●	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;
●	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;
●	a foreign company which may wish an initial entry into the United States securities market;
●	a company seeking one or more of the other perceived benefits of becoming a public company.

A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors. No assurances can be given that we will be able to enter into a business combination.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible; however, none of our management are professional business analysts and none are committing their full time to our operations. (See, Item 5: “Directors and Executive Officers,” below.) Potential investors must recognize that due to our management’s limited commitment in terms of time to our business, we may not adequately evaluate a potential business opportunity.

We are unable to predict the time as to when, and if we will ever engage in identifying potential merger or acquisition candidates. We anticipate that proposed business ventures will be made available to us through personal contacts of our directors, executive officers and principal shareholders, professional advisors, broker dealers in securities, venture capital personnel, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who submit a potential business endeavor in which we eventually participate. Such persons may include our directors, executive officers and beneficial owners of our securities or their “affiliates.” In that event, such fees may become a factor in negotiations regarding any potential venture and, accordingly, may present a conflict of interest for such individuals.

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Type of Acquisition

It is likely that we will acquire our participation in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a) (1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior shareholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior shareholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those persons who were our shareholders prior to such reorganization.

Our present shareholders will likely not have control of a majority of our voting securities following a reorganization transaction. As part of such a transaction, all or a majority of our directors may resign, and one or more new directors may be appointed, without any vote by shareholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by shareholders. In the case of a statutory merger or consolidation directly involving us, it will likely be necessary to call a shareholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such shareholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting shareholders. Most likely, management will seek to structure any such transaction so as not to require shareholder approval.

In addition, Form 8-K of the SEC regarding shell companies and transactions with shell companies requires the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and pro forma financial statements, within four business days of the closing of any such transaction; this may eliminate many of the perceived advantages of these types of transactions. These regulations also limit the use of Form S-8 to a reorganized shell company until the expiration of 60 days from when any such entity is no longer considered to be a shell company. This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees. In such an instance, there may be no exemption from registration for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such reorganization, and incurring the time and expense that are normally avoided by reverse reorganizations.

Competition

Additionally, we are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We will be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a business combination.

Effect of Existing or Probable Governmental Regulations on Business

Upon effectiveness of this registration statement, we will be subject to the Sarbanes-Oxley Act of 2002. This Act creates a strong and independent accounting oversight board to oversee the conduct of auditors, of public companies and to strengthen auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; prohibits certain insider trading during pension fund blackout periods; and establishes a federal crime of securities fraud, among other provisions.

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Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A or 14C of Regulation 14A; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our shareholders.

We will also be required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K. If we are acquired by a “non-reporting issuer” under the Exchange Act, we will be subject to the “back-door registration” requirements of the SEC that will require us to file a Current Report on Form 8-K that will include all information about such “non-reporting issuer” as would have been required to be filed by that entity had it filed a Form 10 Registration Statement with the SEC.

We will also be prohibited from utilizing Form S-8 for the registration of our securities until we have not been a shell company for at least 60 days. Under subparagraph (i) of Rule 144, no sales of “restricted securities” issued by us while we are a shell company can be publicly sold for at least one year from when we file the Form 10 information about any acquisition, reorganization or merger that results in us no longer being considered to be a shell company.

In addition, the SEC, state securities commissions and NASAA (North American Securities Administrators Association) have expressed an interest in adopting policies that will streamline the registration process and make it easier for smaller reporting companies to have access to the public capital markets. The present laws, rules and regulations designed to promote availability to the smaller reporting company of these capital markets and similar laws, rules and regulations that may be adopted in the future will substantially limit the demand for blank check or shell companies like us, and may make the use of these companies obsolete.

Finally, the NASDAQ, NYSE, and NYSE MKT recently adopted a “seasoning” requirement for the listing of former reverse merger companies, which includes trading in another market for an adequate period of time at certain minimum price levels, with an adequate number of round lot shareholders and completing SEC filings during this time, although there is an exception to this requirement for firmly underwritten public offerings of at least $40 million. We may be unable to comply with seasoning requirements for listing prior to the listing deadline and we may be unable to qualify for the $40 million exception, which could adversely impact our ability to access U.S. stock exchanges. If an active trading market for our shares does not develop, the value and liquidity of our shares will be materially and adversely affected.

Employees

Apart from management, we have no employees. Mr. Booth, our Chairman, President and Chief Executive Officer, Ms. Zegarelli, our Vice-President and Secretary, and Ms. Booth our Chief Financial Officer, will be responsible for managing our administrative affairs, including our reporting obligations pursuant to the requirements of the Exchange Act. It is anticipated that management will engage consultants, attorneys and accountants as necessary for us to conduct our business operations and to implement and successfully complete our business plan. Our directors and officers are engaged in outside business activities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified.

Reports to Security Holders

Upon effectiveness of this registration statement, we will be required to comply with the reporting requirements of the Exchange Act. We will be required to file annual, quarterly and other reports with the SEC. We will also be subject to the proxy solicitation requirements of the 1934 Act.

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The public may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

As of the date of this filing, we do not have an Internet website.

ITEM 1A.	RISK FACTORS.

THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.

An investment in our securities involves a high degree of risk. Any statements with respect to future events contained in this Form 10 are based upon circumstances and events which have not yet occurred, and upon assumptions which may not materialize. The actual results which are achieved by us may vary materially from those discussed in this Form 10.

This Form 10 contains forward-looking statements which involve risks and uncertainties. Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this Form 10, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this Form 10. Any such statements are representative only as of the date of this Form 10. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this Form 10 or to reflect the occurrence of unanticipated events, except for such updates to this Form 10 as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

Accordingly, you should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this Form 10.

WE HAVE NO OPERATING BUSINESS AND OUR SHAREHOLDERS WILL NOT KNOW WHAT BUSINESS WE WILL ENTER INTO UNTIL WE CONSUMMATE A TRANSACTION.

The Company has been inactive since April 2000 and has had no revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company can identify such a target company and consummate such a business combination.

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO FIND A SUITABLE ENTITY WITH WHICH TO ENTER INTO A BUSINESS COMBINATION TRANSACTION.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We will be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of us identifying and consummating a successful business combination. There can be no assurance that we will find a suitable entity with which to enter into a business combination transaction even if we do identify a suitable entity for such transaction, there can be no assurance that such entity would enter into such a transaction.

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IN VIEW OF THE FACT THAT THERE ARE NUMEROUS OTHER WAYS IN WHICH PRIVATE COMPANIES CAN BECOME PUBLIC OR RAISE CAPITAL, AND BECAUSE OF THE AVAILABILITY OF BLANK CHECK COMPANIES FOR BUSINESS COMBINATION TRANSACTIONS, THERE CAN BE NO ASSURANCE THAT THE TERMS OF A POTENTIAL BUSINESS COMBINATION TRANSACTION WOULD BE FAVORABLE TO US.

Even if we find a suitable entity for a business combination transaction and that entity is willing to enter into such a transaction, there can be no assurance that we would be able to complete that transaction on terms which would be favorable to us. Private companies seeking to become public have many options other than a business combination with a blank check company, such as initial public offerings, direct public offerings, Regulation A offerings, public offerings on foreign exchanges, and business combinations with defunct public companies, and have many other options for access to capital other than becoming public, such as private offerings, Regulation S offerings, venture capital, and private equity transactions. The wide range of options available to such companies may result in those companies being able to require favorable terms from a blank check company in a business combination transaction, and may reduce the potential profitability to us of such a business combination transaction. In addition, there are a large number of blank check companies seeking to engage in business combination transactions, and the availability of such companies may result in private companies being able to require favorable terms from any particular blank check company in a business combination transaction, which may reduce the potential profitability to us of such a business combination transaction.

OUR FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION CANDIDATE.

The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our intended plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

WE HAVE NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND THERE IS NO GUARANTEE THAT WE WILL BE ABLE TO NEGOTIATE A TRANSACTION THAT WILL BENEFIT OUR SHAREHOLDERS.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting very limited time to our affairs. Our officers and directors have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT SHAREHOLDERS.

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Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other shareholders. A conflict of interest may arise between our management’s personal pecuniary interests and their fiduciary duty to our shareholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our shareholders. In addition, our officers and directors are currently and in the future shall be involved with other blank check companies and conflicts may arise in the pursuit of business combinations with such other blank check companies with which they are and may in the future be affiliated. Prospective business opportunities may not be offered to our management or its affiliates prior being offered to us. This preference has been decided by management, however, it may be changed at management’s discretion. In the future, after the close of a transaction, we do not anticipate that our current officers and directors will perform services in their current capacity.

OUR INDEPENDENT AUDITORS HAVE ISSUED A GOING CONCERN OPINION THAT RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent auditors have issued a going concern opinion that raises substantial doubt about our ability to continue as a going concern. As reflected in the financial statements in this Form 10, we are in the development stage with limited operations. We had a net loss of $1,275 for the six month period ended June 30, 2012, and a working capital and stockholders’ deficiency of $102,146 at June 30, 2012. Our independent auditor noted that this raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital through notes and agreements with Mr. Booth, the Company’s principal stockholder, CEO and Chairman of the Board.

AS A BLANK CHECK COMPANY UNDER RULE 419 OF THE SECURITIES ACT OF 1933, WE WILL HAVE TO COMPLY WITH RULE 419 IN ANY SUBSEQUENT OFFERINGS.

At present, we are a blank check company with no revenues and no specific business plan or purpose other than we intend to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a blank check company, if we publicly offer any securities as a condition to the closing of any acquisition or business combination or otherwise, we will have to fully comply with Rule 419 under the Securities Act, the provisions of which apply to every registration statement filed under the Securities Act by a blank check company. Among other things, Rule 419 requires that the blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, the registrant is required to file a post effective amendment to the registration statement containing the same information as found in a Form 10 registration statement, upon the execution of an agreement for such acquisition or merger. Rule 419 also provides for procedures for the release of the offering funds in conjunction with the post effective acquisition or merger. We have no current plans to engage in any such offerings.

A BUSINESS COMBINATION MAY RESULT IN A CHANGE OF CONTROL AND A CHANGE OF MANAGEMENT.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common stock which represents the majority of the voting power and equity of our common stock, which will result in shareholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current shareholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control will result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

Our directors, without further action by our shareholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock could adversely affect the rights of holders of common stock in that such preferred stock could have priority over the common stock with respect to voting, dividend or liquidation rights. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

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The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

WE MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

THERE IS CURRENTLY ONLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK, AND LIQUIDITY OF SHARES OF OUR COMMON STOCK IS LIMITED.

Although we have been approved for trading on the Pink Sheets under the symbol NWTR, there is currently no active trading market for our common stock and such a market may not develop or be sustained. Upon the completion of a business combination, we plan to have our common stock quoted on the OTC Bulletin Board. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be quoted on the OTC Bulletin Board or, if quoted, that other than a limited public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased making this an illiquid investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices of the shares of developmental stage companies, which may adversely affect the market price of our common stock in a material manner.

Please note that shareholders of our common stock that were not registered in an SEC registration statement may not rely on Rule 144 of the Securities Act and must register any re-sales of your common stock under the Securities Act.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

THE REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES.

Management of the Company will request that any potential business opportunity provide audited financial statements. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company rather than incur the expenses associated with preparing audited financial statements. In such case, the Company may choose to obtain certain assurances as to the target company’s assets, liabilities, revenues and expenses prior to consummating a business combination, with further assurances that an audited financial statement would be provided after closing of such a transaction. Closing documents relative thereto may include representations that the audited financial statements will not materially differ from the representations included in such closing documents.

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WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND IF WE DO NOT PAY DIVIDENDS IN THE FUTURE THEN OUR SHAREHOLDERS CAN ONLY BENEFIT FROM THEIR SHARES BY SELLING SUCH STOCK EITHER IN THE PUBLIC MARKET PLACE OR IN A PRIVATE TRANSACTION.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

OUR BUSINESS WILL HAVE NO REVENUE UNLESS AND UNTIL WE MERGE WITH OR ACQUIRE AN OPERATING BUSINESS.

We have had no recent operating history nor any revenues or earnings from operations since 2000. We will not realize any revenue unless and until we successfully merge with or acquire an operating business.

OUR SHARES ARE SUBJECT TO THE “PENNY STOCK” RULES, FOLLOWING A REVERSE MERGER TRANSACTION, WHICH MIGHT SUBJECT YOU TO RESTRICTIONS ON MARKETABILITY AND MAY NOT BE ABLE TO SELL YOUR SHARES.

Our common stock is currently subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker- dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

PURSUANT TO SECTION 102(b)(1) OF THE JOBS ACT, AS AN EMERGING GROWTH COMPANY WE ARE ABLE TO USE THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS.

Pursuant to Section 102(b)(1) of the JOBS Act, for as long as the Company is an “emerging growth company” it is exempted from adopting new or revised accounting standards that are effective for public companies and may instead wait until the effective dates for private companies to adopt such standards unless the we opt out of this exemption. We have not elected to opt out of this exemption and as a result, our financial statements may not be comparable to companies that comply with public company effective dates.

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DUE TO THE CONTROL BY MANAGEMENT AND OUR PRINCIPAL SHAREHOLDER OF 73.9% OF ISSUED AND OUTSTANDING COMMON STOCK, OUR NON-MANAGEMENT SHAREHOLDERS WILL HAVE LITTLE POWER TO CHOOSE MANAGEMENT OR IMPACT OPERATIONS.

Management and our principal shareholder currently control and vote an aggregate of 73.9% of our issued and outstanding common stock. Our management consists of Alfred Booth, Jr., President, CEO and Chairman of the Board of Directors, Judith Zegarelli, Vice-President, Secretary, and Director, and Marie Booth, Chief Financial Officer and Director. Consequently, management has the ability to influence control of our operations and will have the ability to influence or control substantially all matters submitted to shareholders for approval, including:

●	Election of the Board of Directors;

●	Removal of directors;
●	Amendment to the our articles of incorporation or bylaws; and
●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These shareholders will thus have substantial influence over our management and affairs and other shareholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock.

ITEM 2.	FINANCIAL INFORMATION

A.	Selected Financial Data

	For the quarter ended	For the year ended	For the year ended
Statement of Operations Data:	June 30, 2012	December 31, 2011	December 31, 2010

Net revenue	$-0-	$-0-	$-0-
Operating expenses	$475	$475	$475
Net loss	$(1,275)	$(1,275)	$(1,275)
Net loss per share	$-	$-	$-

	As of	As of	As of
Balance Sheet Data:	June 30, 2012	December 31, 2011	December 31, 2010

Total assets	$-	$-	$-
Total liabilities	$102,146	$100,871	$99,596
Shareholders’ deficiency	$102,146	$100,871	$99,596

B.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We intend to investigate and, if such investigation warrants, merge or acquire a target company or business seeking the perceived advantages of being a publicly held corporation. As of the date of this Form 10, we have no particular acquisitions in mind and have not entered into any negotiations with respect to the possibility of a merger or acquisition between us and such other company.

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If we consummate a business combination, we will use our best efforts to have our stock quoted on the OTC Bulletin Board (the “OTCBB”), and anticipate that our common stock will be eligible to trade on the OTCBB subsequent to such business combination. In addition, subsequent to such business combination, we may seek the listing of our common stock on any of the several NASDAQ markets or the NYSE MKT, either immediately after such business combination or sometime in the future. However, the NASDAQ, NYSE, and NYSE MKT recently adopted a “seasoning” requirement for the listing of former reverse merger companies, which includes trading in another market for an adequate period of time at certain minimum price levels, with an adequate number of round lot shareholders and completing SEC filings during this time, although there is an exception to this requirement for firmly underwritten public offerings of at least $40 million. We may be unable to comply with seasoning requirements for listing prior to the listing deadline and we may be unable to qualify for the $40 million exception, which could adversely impact our ability to access U.S. stock exchanges. There can be no assurance that after we consummate a business combination we will be quoted on the OTCBB or be able to meet the initial listing standards of any stock exchange or quotation service, or that we will be able to maintain a listing of our common stock on any of those or any other stock exchange or quotation service. If an active trading market for our shares does not develop, the value and liquidity of our shares will be materially and adversely affected.

We have not recorded revenues from operations since 2000. We intend to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. During the next 12 months we anticipate incurring costs related to: (i) investigating and analyzing business combinations; (ii) filing of Exchange Act reports, and (iii) consummating an acquisition. We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our shareholders, management or other investors.

We have negative working capital, negative shareholders’ equity and have not earned any revenues from operations since 2000. Mr. Booth, the Company’s principal stockholder and CEO, has loaned the Company monies in the past to cover operations. However, we have no formal commitment that he will continue to provide the Company with working capital sufficient until we consummate a merger or other business combination. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. Our historical operating results disclosed in this Form 10 are not meaningful to our future results.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our management anticipates that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective shareholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

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Results of Operations

Because we currently do not have any business operations, we have not had any revenues during our fiscal years ended December 31, 2011 and December 31, 2010.

Comparison of Quarter Ended June 30, 2012 and 2011

General and Administrative Expenses. General and administrative expenses for the quarters ended June 30, 2012 and 2011 were $475 and $475, respectively. During the quarter ended June 30, 2012, such expenses consisted of professional fees associated with various corporate organizational matters. We anticipate that our general and administrative expenses will remain low until such time as we effect a merger or other business combination with an operating business, if at all.

Net Loss. Our net loss for the quarters ended June 30, 2012 and 2011 was $1,275 and $1,275, respectively.

Comparison of Years Ended December 31, 2011 and 2010.

General and Administrative Expenses. General and administrative expenses for the years ended December 31, 2011 and 2010 were $475 and $475, respectively. During the year ended December 31, 2011, such expenses consisted of professional fees associated with various corporate matters. We anticipate that our general and administrative expenses will remain low until such time as we effect a merger or other business combination with an operating business, if at all. Alfred Booth, Jr., our President and CEO, paid these professional fees on our behalf. As of December 31, 2011 and 2010, we owed Mr. Booth $45,924 and $42,974, respectively.

Net Loss. Our net loss for the years ended December 31, 2011 and 2010 was $1,275 and $1,275, respectively.

Liquidity and Capital Resources

We do not have any revenues from operations and, absent a merger or other combination with an operating company, or a public or private sale of our equity or debt securities, the occurrence of either of which cannot be assured, we will be dependent upon future loans or equity investments from our present shareholders or management, for which there is no existing commitment. Although we have no present commitment from any such parties to provide funding, if our company reaches the point where it would need funds to remain in operation, we will attempt to raise funds from our present shareholders or management in the form of equity or debt. If, in such situation, we are unable to raise funds from those parties, it is likely that our business would cease operations. As of June 30, 2012, we had a cash balance of $-0-, total liabilities of $102,146 and a negative working capital balance of $102,146.

On September 14, 2012, the Company acknowledged and formalized monies loaned to the Company over the past three years by entering into a 6% convertible promissory note in favor of Alfred Booth, Jr. in the principal amount of $47,199, which was the outstanding balance owed to Mr. Booth as of June 30, 2012. If we later determine that our capital reserves are insufficient, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt. Although Mr. Booth has provided the necessary funds for the Company in the past, there is no existing commitment to provide additional capital. In such situation, there can be no assurance that we shall be able to receive additional financing, and if we are unable to receive sufficient additional financing upon acceptable terms, it is likely that our business would cease operations.

Discussion of Cash Flows

No cash was used in operating activities for the six months ended June 30, 2012 and 2011. No cash was provided by investing activities or financing activities in the six months ended June 30, 2012 and 2011.

No cash was used in operating activities for the years ended December 2011 and 2010. No cash was provided by investing activities or financing activities in the years ended December 31, 2011 and 2010.

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Contractual Obligations

As a Smaller Reporting Company as defined in Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this section.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to income taxes, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in Note 1 to our financial statements included in this registration statement, we believe the policies discussed below are the most critical to understanding our financial position and results of operations.

Income Taxes

We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. We have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance against our deferred tax assets. We have recorded a full valuation allowance against our deferred tax assets since we have determined that it is more likely than not that we may not be able to realize our deferred tax asset in the future.

As of December 31, 2011, we have net operating loss carryforwards of approximately $3,575,369. The carryforwards expire through the year 2026. Our net operating loss carryforwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code. The Tax Acts of some jurisdictions contain provisions which may limit the net operating loss carryforwards available to be used in any given year if certain events occur, including significant changes in ownership interests. As a result of various equity transactions, management believes we experienced an “ownership change” in 2011, as defined by Section 382 of the Internal Revenue Code, which limits the annual utilization of net operating loss carryforwards incurred prior to the ownership change. As calculated, the Section 382 limitation does not necessarily impact the ultimate recovery of the U.S. net operating loss; although it will defer the realization of the tax benefit associated with certain of the net operating loss carryforwards.

ITEM 3.	PROPERTIES.

We have no property and do not currently maintain an office or any other facilities. We maintain a mailing address at 80679 Camino Santa Elise, Indio, California 92203, which is the business address of our principal shareholder and President, Mr. Booth. We pay no rent for the use of this mailing address. Mr. Booth, at no cost to us, provides us with the use of office equipment and administrative services as necessary to conduct our business activities, including the implementation of our business plan. We do not believe that we will need to maintain an office at any time in the foreseeable future in order to carry out our plan of operations described herein.

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ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of September 15, 2012 by: (i) those persons or groups known to own beneficially more than 5% of our common stock, (ii) each of our current directors and executive officers and (iii) all of our executive officers and directors as a group. The information presented does not reflect the ownership interests of such individuals as a result of the merger transaction described above.

The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares. Except as otherwise indicated in the table below, the business address of each individual or entity is 80679 Camino Santa Elise, Indio, California 92203.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Alfred E. Booth, Jr. (1)	15,825,000 (1)	71.1%
Judith E. Zegarelli	632,441	2.8%
Marie Booth (1)	-0- (1)	-0-
Total Officers and Directors as a Group (3 Persons)	16,457,441	73.9%

(1) Alfred Booth and Marie Booth are husband and wife and they are both the beneficial owner of 15,825,000 shares of common stock.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Positions Held
Alfred E. Booth, Jr.		Chairman of the Board of Directors, President and CEO
Judith Zegarelli		Vice-President, Secretary and Director
Marie Booth		Chief Financial Officer and Director

All officers hold their positions at the will of the Board of Directors. All directors hold their positions for one year or until successors are elected and qualified.

Set forth below is certain biographical information regarding the Company’s executive officer and director:

Alfred E. Booth, Jr., Chief Executive Officer and Chairman of the Board is a co-founder of the Company and has been its President and member of its Board of Directors since its inception in April of 1986. Mr. Booth was appointed Chairman of the Board and Chief Executive Officer in September 1989. From January 1983 to April 1986, Mr. Booth distributed cosmetics through beauty salons, retail outlets, and direct mail for Preview Products Cosmetics, Inc., a company which he co-founded with Ms. Zegarelli. For the past three years Mr. Booth has been the President/CEO of Color Factory, Inc., a private company engaged in the manufacture of cosmetics.

Judith E. Zegarelli, Vice President, Secretary, and Director is a co-founder of the Company and has been the Secretary and Director since 1989 to present and Vice President and director of the Company since April 1986. Since 1989, Ms. Zegarelli served as Vice President of New Product Development and Infomercial Sales. For the past three years Ms. Zegarelli has been a Senior Vice President and principal shareholder of the Color Factory, Inc., a private company engaged in the manufacture of cosmetics.

Marie Booth, Chief Financial Officer and Director has been a director of the Company since July 2006. Mrs. Booth was appointed Chief Financial Officer in September 2006. Mrs. Booth has worked in the business with Alfred Booth since July 1997. Mrs. Booth is the wife of Alfred Booth.

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Conflicts of Interest

Mr. Booth will be primarily responsible for seeking, evaluating, negotiating and consummating a business combination with a target company which may result in terms providing benefits to Mr. Booth. Demands may be placed on the time of Mr. Booth which will detract from the amount of time he is able to devote to the Company. Mr. Booth intends to devote as much time to the activities of the Company as required; however, should such a conflict arise, there is no assurance that Mr. Booth would not attend to other matters prior to those of the Company. Mr. Booth projects that initially up to 20 hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted. Mr. Booth owns 15,825,000 shares of common stock of the Company which represents 71.1% of the total issued and outstanding shares of the Company and is the CEO, President, director and controlling shareholder of the Company. At the time of a business combination, management expects that some or all of the shares of common stock owned by Mr. Booth will be purchased by the target company or retired by the Company. The amount of common stock sold, or continued to be owned, by Mr. Booth cannot be determined at this time. The terms of a business combination may include such terms as Mr. Booth remaining a director or an officer of the Company. The terms of a business combination may provide for a payment of cash, or otherwise, to Mr. Booth for the purchase of all or part of the common stock of the Company by a target company, or for services rendered incident to or following a business combination. Mr. Booth would directly benefit from such employment or payment. Such benefits may influence Mr. Booth’s choice of a target company. The Company may agree to pay finder’s fees, as appropriate and allowed, to unaffiliated persons who may bring a target company to the Company where that reference results in a business combination. No finder’s fee of any kind will be paid by the Company to management or promoters of the Company or to their associates or affiliates. No loans of any type have, or will be, made by the Company to management or promoters of the Company or to any of their associates or affiliates. The Company will not enter into a business combination, or acquire any assets of any kind for its securities, in which management or promoters of the Company or any affiliates or associates have any interest, direct or indirect.

Management has adopted certain policies involving possible conflicts of interest, including prohibiting any of the following transactions involving management, promoters, shareholders or their affiliates: (i) any lending by the Company to such persons; (ii) the issuance of any additional securities to such persons prior to a business combination; (iii) the entering into any business combination or acquisition of assets in which such persons have any interest, direct or indirect; or (iv) the payment of any finder’s fees to such persons. These policies have been adopted by the Board of Directors of the Company and any changes in these provisions require their approval. Management does not intend to propose any such action and does not anticipate that any such action will occur. There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of the Company could result in liability of management to the Company. However, any attempt by shareholders to enforce a liability of management to the Company would most likely be prohibitively expensive and time consuming.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

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Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding, including any bankruptcy actions, material to an evaluation of his ability or integrity during the past ten years.

Code of Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Our directors and officers devote time to our affairs on an “as needed” basis, but less than 10 hours per month. As a result, the actual amount of time that they will devote to our affairs is unknown and is likely to vary substantially from month to month. Our directors will serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect directors to our board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs. Our Board of Directors does not have any committees at this time.

ITEM 6.	EXECUTIVE COMPENSATION

None of our directors or executive officers received any cash or non-cash compensation from us during the past three fiscal years or had outstanding equity awards at year end. We have not entered into employment agreements with our executive officers and their compensation, if any, will be determined at the discretion of our Board of Directors. Our officers and directors intend to devote very limited time to our affairs. There are no understandings or agreements regarding compensation our management will receive after a business combination occurs, if at all.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

We do not offer retirement benefit plans to our executive officers, nor have we entered into any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, or in connection with, the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control. We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

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ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

The following information summarizes transactions we have either engaged in for the past three fiscal years, or propose to engage in, involving our executive officers, directors, more than 5% shareholders, or immediate family members of these persons. These transactions were negotiated between related parties without “arms length” bargaining and, as a result, the terms of these transactions may be different than transactions negotiated between unrelated persons.

We have utilized the mailing address of Alfred E. Booth, Jr., our principal shareholder and President since January, 2012, at no cost.

We have executed a 6% convertible promissory note (the “Note”) in the amount of $47,199, for monies borrowed from Mr. Booth over the past three years. The Note can be converted into common stock of the Company at a price equal to the average between the “bid” and “asked” market price per share of the Company’s common stock over the prior 5 working days.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Director Independence

We have no independent directors as defined by NASDAQ Stock Market Rule 4200(a) (15). This rule defines persons as “independent” who are neither officers nor employees of the company and have no relationships that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

ITEM 8.	LEGAL PROCEEDINGS

There are no material pending legal proceedings of which we or any of our property is the subject as of the date of this filing.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

There has only been limited trading for the Company’s Common Stock over the past ten years. There is no assurance that an active trading market will ever develop or, if such a market does develop, that it will continue. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

21

If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company’s securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the “pink sheets” of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board. If the Company is unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTC market, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company’s securities.

Holders

There are approximately 272 holders of the Company’s Common Stock.

Dividends

The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

Securities Authorized under Equity Compensation Plans

We do not have any equity compensation plans.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

During the past five years, the Company has not sold any securities that were not registered, except as follows:

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Capital Stock

We are authorized by our Articles of Incorporation to issue an aggregate of 26,000,000 shares of capital stock, of which 25,000,000 are shares of common stock, no par value per share (the “Common Stock”) and 1,000,000 are shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the date of this registration statement, 22,248,337 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Common Stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our shareholders. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock. Our Articles of Incorporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

22

The description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

Options, Warrants and Convertible Notes. There are no outstanding options or warrants to purchase, nor any securities convertible into, our common shares. Additionally, there are no shares which could be sold pursuant to Rule 144 of the Securities Act or which we have agreed to register pursuant to the Securities Act for sale by security holders. Further, there are no common shares being, or proposed to be, publicly offered by us.

Transfer Agent

Our transfer agent is Signature Stock Transfer, Inc. located in Plano, Texas.

Shares Eligible for Future Sale

As of the date hereof, 16,957,441 shares of all outstanding shares of our common stock are “restricted securities” as such term is defined pursuant to Rule 144, in that such shares were issued in a private transaction not involving a public offering and may not be sold in accordance with Rule 144.

There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours. In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the proceeding twelve months. Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

Sales of substantial amounts of our common stock under Rule 144, a future registration statement including our shares becoming effective with the SEC, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

Experts

Our financial statements as of and for the periods ended December 31, 2011 and 2010 included in this Form 10 have been audited by Farber Hass Hurley, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation and by-laws provide for indemnification of directors and officers to the fullest extent permitted by the California General Corporation Law (the “CGCL”). Section 317 of the CGCL provides that any director or officer of a California corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was in the corporation’s best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Currently we do not maintain any directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role.

23

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required under California law. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Our financial statements, notes thereto and the related independent registered accounting firm’s report are set forth immediately following the signature page to this registration statement, beginning with the Index to Financial Statements on page 27 and which are incorporated herein by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have had the same accountants for the past five years and we have not had any disagreements with our accountants on financial or accounting disclosures.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

See “Index to Financial Statements” set forth on page 27.

(b)	Exhibits

No.	Description
3.1	Articles of Incorporation of the Company

3.2	Articles of Amendments of the Company

3.3	Amended and Restated By-laws of the Company.

10.1	6% Subordinated Convertible promissory Note between the Company and Alfred E. Booth, Jr.

24

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 30, 2012	ZEGARELLI INTERNATIONAL GROUP, INC.

	By:	/s/ Alfred E. Booth, Jr.
	Name:	Alfred E. Booth, Jr.
	Title:	President and CEO

25

ZEGARELLI INTERNATIONAL GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Zegarelli Group International, Inc.

We have audited the accompanying balance sheet of Zegarelli Group International, Inc. as of December 31, 2011 and 2010, and the related statement of income, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2011. Zegarelli Group International, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zegarelli Group International, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not earned any significant revenues since inception and has an accumulated deficit $8,455,203, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Granada Hills, California	/s/ Farber Hass Hurley LLP
October 30, 2012

F-1

ZEGARELLI GROUP INTERNATIONAL, INC.

BALANCE SHEET

DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS:

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT:

CURRENT LIABILITIES
Advance from majority stockholder	$45,924	$42,974
Accrued expenses	54,947	56,622
TOTAL CURRENT LIABILITIES	100,871	99,596

STOCKHOLDERS’ DEFICIT

Preferred stock - $.01 par value, 1,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and 2010	-	-
Common stock, no par value, 25,000,000 shares authorized, 22,248,337 shares issued and outstanding as of December 31, 2011 and 2010	7,436,101	7,436,101
Contributed capital	918,231	918,231
Accumulated deficit	(8,455,203)	(8,453,928)
TOTAL STOCKHOLDER’S DEFICIT	(100,871)	(99,596)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See notes to the financial statements

F-2

ZEGARELLI GROUP INTERNATIONAL, INC.

STATEMENT OF OPERATIONS

YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

REVENUES	$-	$-

EXPENSES
Administrative	475	475

TOTAL EXPENSES	475	475

LOSS BEFORE TAXES	(475)	(475)

Income tax expense	800	800

NET LOSS	$(1,275)	$(1,275)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	22,248,337	22,248,337

See notes to the financial statements.

F-3

ZEGARELLI GROUP INTERNATIONAL, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2011 AND 2010

					Total
	Common Stock		Contributed	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

January 1, 2010	22,248,337	$7,436,101	$918,231	$(8,452,653)	$(98,321)

Net Loss	-	-	-	(1,275)	(1,275)
December 31, 2010	22,248,337	7,436,101	918,231	(8,453,928)	(99,596)

Net Loss	-	-	-	(1,275)	(1,275)
December 31, 2011	22,248,337	$7,436,101	$918,231	$(8,455,203)	$(100,871)

See notes to the financial statements.

F-4

ZEGARELLI GROUP INTERNATIONAL, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,275)	$(1,275)
Decrease in accrued expenses	(1,675)	(775)

Net cash used by operating activities	(2,950)	(2,050)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from majority stockholder	2,950	2,050

Net cash provided by financing activities	2,950	2,050

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Income taxes paid	$800	$800
Interest paid	$-	$-

See notes to the financial statements.

F-5

ZEGARELLI GROUP INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

1.	OPERATIONS AND ABILITY TO CONTINUE AS A GOING CONCERN

Zegarelli Group International, Inc. (the “Company”) was incorporated on February 27, 1990. The Company manufactured cosmetic products for private label distributions throughout the United States. The Company ceased operations and has been inactive since 2002. The Company was publicly-traded company listed on the OTC Bulletin Board (“pink-sheets”). On November 9, 1998, the Company filed a Form 15 with the Securities and Exchange Commission (“SEC”) terminating its registration under Section 12(g) of the Securities Act of 1934, which relieved the Company of its requirement to file reports with the SEC. Even though the Company has not made any further filings with the SEC since 1998, the Company has had some minimal stock trading activity.

The Company’s board is now considering merging with another entity that has viable operations. As such, the existing company is not going to continue as a going concern after any merger. The financial statements do not contain any adjustments that would be necessary should the Company not continue as a going concern.

2.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP) that contemplate continuation of the Company as a going concern. However, during the years ended December 31, 2011 and 2010, the Company incurred a net loss of $1,275 and has an accumulated deficit of $8,455,203. The Company has not earned any significant revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plan is to aggressively pursue its present business plan. Since inception the Company has funded its operations through the issuance of common stock and related party loans and advances, and will seek additional debt or equity financing as required. However, there can be no assurance that the Company will be successful in raising such additional funds. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents – Cash equivalents consist of highly liquid investments with original maturities of three months or less.

Revenue Recognition – The Company recognizes revenue upon concluding that all of the fundamental criteria for revenue recognition have been met. The criteria are usually met at the time products are shipped. The Company performs ongoing credit evaluations of its customers’ financial condition and records a reserve for sales returns and allowances based on the historical rate of returns on its products.

Research and Development Costs – The Company expenses research and development costs as incurred, which is presented as a separate line of the statement of operations.

F-6

ZEGARELLI GROUP INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs – Costs incurred for producing and communicating advertising are expensed when incurred and included in selling general and administrative expenses. Advertising expense amounted to $0 in 2011 and 2010 respectively.

Property and Equipment – Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income. Property and equipment are depreciated over the useful lives of the asset using the straight line method.

Earnings Per Share – Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. During 2011 and 2010, the Company has incurred losses; therefore the effect of any Common Stock equivalent would be anti-dilutive during that period.

Stock Option Plan – During the years ended December 31, 2011 and 2010, the Company has not had any stock option plan, nor any outstanding options or warrants.

Impairment of Long-Lived Assets and Assets – The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less that the carrying amount of the asset, an impairment loss is recorded. No impairment losses were recognized for the year ended December 31, 2011 and 2010.

Income Taxes – The Company accounts for income taxes in accordance with FASB Codification, “Accounting for Income Taxes.” This statement requires an asset and liability approach for accounting for income taxes. The accounting principles generally accepted in the United States of America provides accounting and disclosure guidance about positions taken by an entity in its tax returns that might be uncertain.

Management has considered its tax positions and believes that all of the positions taken by the Company in its Federal and State tax returns are more likely than not to be sustained upon examination. The Company is subject to examinations by U.S. Federal and State tax authorities from 2008 to the present, generally for three years after they are filed.

Fair Value of Financial Instruments – The carrying values of cash equivalents, accounts receivable, accounts payable, short-term debt to a related party and accrued liabilities and those potentially subject to valuation risk at December 31, 2011 and December 31, 2010 approximated fair value due to their short maturity or nature.

Concentration of Credit Risk – Financial instruments, which potentially subject the company to concentrations of credit risk, consist principally of cash and cash equivalents. At December 31, 2011 and 2010 there was no cash and cash equivalents.

F-7

ZEGARELLI GROUP INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In May 2011, the FASB issued a new accounting standard update, which amends the fair value measurement guidance and includes some enhanced disclosure requirements.  The most significant change in disclosures is an expansion of the information required for Level 3 measurements based on unobservable inputs. The standard is effective for fiscal years beginning after December 15, 2011. We do not expect the adoption to have a material impact on our consolidated financial statements and disclosures.

In June 2011, the FASB issued an amendment to an existing accounting standard which requires companies to present net income and other comprehensive income in one continuous statement or in two separate, but consecutive, statements.  In addition, in December 2011, the FASB issued an amendment to an existing accounting standard which defers the requirement to present components of reclassifications of other comprehensive income on the face of the income statement.  We do not expect the adoption to have a material impact on our consolidated financial statements and disclosures.

In September 2011, the FASB issued an amendment to an existing accounting standard, which provides entities an option to perform a qualitative assessment to determine whether further impairment testing on goodwill is necessary.  Specifically, an entity has the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required.  This standard is effective for annual and interim goodwill impairment test performed for fiscal years beginning after December 15, 2011. We do not expect the adoption to have a material impact on our consolidated financial statements.

4.	RELATED PARTY TRANSACTIONS

The majority stockholder has advanced the Company funds to bring it into compliance with various regulations and tax laws. During the years ended December 31, 2011 and 2010, this stockholder advanced $2,950 and $2,050, respectively. No interest expense was accrued on these advances.

5.	COMMITMENTS AND CONTINGENCIES

The Company is in negotiations with the California State Board of Equalization regarding the sale and transfer of net assets in 1997. As of December 31, 2011, the majority stockholder estimated that this dispute will be settled for approximately $36,000, which will be loaned to the Company by the stockholder.

6.	INCOME TAXES

The Company files a both Federal and California income tax returns. Income tax expense for the years ended December 31, 2011 and 2010 consisted of the following:

	2011	2010
State franchise tax	$800	$800
Federal taxes	(0)	(0)
Total	$800	$800

F-8

ZEGARELLI GROUP INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

6.	INCOME TAXES (Continued)

Income tax expense for the years ended December 31, 2011 and 2010 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to loss before income taxes primarily due to the generation of additional net operating loss carry forwards for which no net tax benefit has been provided (full vacation allowance).

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2011 is composed primarily of the net loss carry forwards. The net change in the total valuation allowance for the year ended December 31, 2011 was insignificant. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses, management believes it is more likely than not the Company will not realize the benefits of these deductible differences and has established valuation allowance to fully reserve the deferred tax assets at December 31, 2011 and 2010. Additionally, the ultimate realizability of net operating losses may be limited by change of control provisions under Section 382 of the Internal Revenue Code.

At December 31, 2011, the Company had net operating loss carry forwards for Federal income tax purposes of approximately $3,600,000 which are available to offset future Federal taxable income, if any, expiring through 2026.

The accounting principles generally accepted in the United States of America provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. Management has considered its tax positions and believes that all of the positions taken by the Company in its Federal and State tax returns are more likely than not to be sustained upon examination. The Company files income tax returns in the U.S. and various state jurisdiction. The Company is subject to examination by U.S. Federal and State tax authorities from 2008 to the present, generally for three years after they are filed.

7.	SUBSEQUENT EVENT

On September 14, 2012, the Company acknowledged and formalized monies loaned to the Company over the past three years by entering into a 6% convertible promissory note in favor of Alfred Booth, Jr. in the principal amount of $47,199, which was outstanding balance owed to Mr. Booth as of June 30, 2012. If the Company later determines that the capital reserves are insufficient, the Company will either cease operations or will need to raise additional capital through the issuance of additional shares or through debt. Although Mr. Booth has provided the necessary funds for the Company in the past, there is no existing commitment to provide additional capital. In such situation, there can be no assurance that the Company shall be able to receive additional financing, and if the Company is unable to receive sufficient additional financing upon acceptable terms, it is likely that the Company would cease operations.

F-9

ZEGARELLI GROUP INTERNATIONAL, INC.

BALANCE SHEET

	JUNE 30, 2012	DECEMBER 31, 2011
	(UNAUDITED)
ASSETS:

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT:

CURRENT LIABILITIES
Advance from majority stockholder	$47,199	$45,924
Accrued expenses	54,947	54,947

TOTAL CURRENT LIABILITIES	102,146	100,871

STOCKHOLDERS’ DEFICIT

Preferred stock - $.01 par value, 1,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2012 and 2011	-	-
Common stock, no par value, 25,000,000 shares authorized, 22,248,337 shares issued and outstanding as of June 30, 2012 and December 31, 2011	7,436,101	7,436,101
Contributed capital	918,231	918,231
Accumulated deficit	(8,456,478)	(8,455,203)

TOTAL STOCKHOLDER’S DEFICIT	(102,146)	(100,871)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See notes to the financial statements.

F-10

ZEGARELLI GROUP INTERNATIONAL, INC.
STATEMENT OF OPERATIONS (UNAUDITED)
Three and Six Months Ended June 30, 2012 and 2011

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2012	2011	2012	2011

REVENUES	$-	$-	$-	$-

EXPENSES
Administrative	475	-	475	475

TOTAL EXPENSES	475	-	475	475

LOSS BEFORE TAXES	(475)	-	(475)	(475)

Income tax expense	-	-	800	800

NET LOSS	$(475)	$-	$(1,275)	$(1,275)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	22,248,337	22,248,337	22,248,337	22,248,337

See notes to the financial statements.

F-11

ZEGARELLI GROUP INTERNATIONAL, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT (UNAUDITED)
Six Months Ended June 30, 2012
Year Ended December 31, 2011

					Total
	Common Stock		Contributed	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
January 1, 2011	22,248,337	$7,436,101	$918,231	$(8,453,928)	$(99,596)

Net Loss	-	-	-	(1,275)	(1,275)
December 31, 2011	22,248,337	7,436,101	918,231	(8,455,203)	(100,871)

Net Loss	-	-	-	(1,275)	(1,275)
June 30, 2012	22,248,337	$7,436,101	$918,231	$(8,456,478)	$(102,146)

See notes to the financial statements.

F-12

ZEGARELLI GROUP INTERNATIONAL, INC.
STATEMENT OF CASH FLOWS (UNAUDITED)
Six Months Ended June 30, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,275)	$(1,275)

Accrued expenses	-	(1,675)

Net cash used by operating activities	(1,275)	(2,950)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from majority stockholder	1,275	2,950

Net cash provided by financing activities	1,275	2,950

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Income taxes paid	$800.00	$800.00
Interest paid	$-	$-

See notes to the financial statements.

F-13

ZEGARELLI GROUP INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2012 AND 2011

1.	OPERATIONS AND ABILITY TO CONTINUE AS A GOING CONCERN

Zegarelli Group International, Inc. (the “Company”) was incorporated on February 27, 1990. The Company manufactured cosmetic products for private label distributions throughout the United States. The Company ceased operations and has been inactive since 2002. The Company was publicly-traded company listed on the OTC Bulletin Board (“pink-sheets”). On November 9, 1998, the Company filed a Form 15 with the Securities and Exchange Commission (“SEC”) terminating its registration under Section 12(g) of the Securities Act of 1934, which relieved the Company of its requirement to file reports with the SEC. Even though the Company has not made any further filings with the SEC since 1998, the Company has had some minimal stock trading activity.

The Company’s board is now considering merging with another entity that has viable operations. As such, the existing company is not going to continue as a going concern after any merger. The financial statements do not contain any adjustments that would be necessary should the Company not continue as a going concern.

2.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP) that contemplate continuation of the Company as a going concern. However, during the six month periods ended June 30, 2012 and 2011, the Company incurred a net loss of $1,275 and has an accumulated deficit of $8,456,478. The Company has not earned any significant revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plan is to aggressively pursue its present business plan. Since inception the Company has funded its operations through the issuance of common stock and related party loans and advances, and will seek additional debt or equity financing as required. However, there can be no assurance that the Company will be successful in raising such additional funds. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents – Cash equivalents consist of highly liquid investments with original maturities of three months or less.

Revenue Recognition – The Company recognizes revenue upon concluding that all of the fundamental criteria for revenue recognition have been met. The criteria are usually met at the time products are shipped. The Company performs ongoing credit evaluations of its customers’ financial condition and records a reserve for sales returns and allowances based on the historical rate of returns on its products.

Research and Development Costs – The Company expenses research and development costs as incurred, which is presented as a separate line of the statement of operations.

Advertising Costs – Costs incurred for producing and communicating advertising are expensed when incurred and included in selling general and administrative expenses. Advertising expense amounted to $0 for the six month periods ended June 30, 2012 and 2011 respectively.

F-14

ZEGARELLI GROUP INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2012 AND 2011

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment – Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income. Property and equipment are depreciated over the useful lives of the asset using the straight line method.

Earnings Per Share – Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. During the six month periods ended June 30, 2012 and 2011, the Company has incurred losses; therefore the effect of any Common Stock equivalent would be anti-dilutive during that period.

Impairment of Long-Lived Assets and Assets – The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less that the carrying amount of the asset, an impairment loss is recorded. No impairment losses were recognized for the six month period ended June 30, 2012 and 2011.

Income Taxes – The Company accounts for income taxes in accordance with FASB Codification, “Accounting for Income Taxes.” This statement requires an asset and liability approach for accounting for income taxes. The accounting principles generally accepted in the United States of America provides accounting and disclosure guidance about positions taken by an entity in its tax returns that might be uncertain.

Management has considered its tax positions and believes that all of the positions taken by the Company in its Federal and State tax returns are more likely than not to be sustained upon examination. The Company is subject to examinations by U.S. Federal and State tax authorities from 2008 to the present, generally for three years after they are filed.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments – The carrying values of cash equivalents, accounts receivable, accounts payable, short-term debt to a related party and accrued liabilities and those potentially subject to valuation risk at June 30, 2012 and 2011 approximated fair value due to their short maturity or nature.

Concentration of Credit Risk – Financial instruments, which potentially subject the company to concentrations of credit risk, consist principally of cash and cash equivalents. At June 30, 2012 and 2011 there was no cash and cash equivalents.

4.	RELATED PARTY TRANSACTIONS

The majority stockholder has advanced the Company funds to bring it into compliance with various regulations and tax laws. During the six month periods ended June 30, 2012 and 2011, this stockholder advanced $1,275 and $2,950 respectively. No interest expense was accrued on these advances.

5.	COMMITMENTS AND CONTIGENCIES

The Company is in negotiations with the California State Board of Equalization regarding the sale and transfer of net assets in 1997. As of June 30, 2012, the majority stockholder estimated that this dispute will be settled for approximately $36,000, which will be loaned to the Company by the stockholder.

F-15

ZEGARELLI GROUP INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2012 AND 2011

6.	INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2012 and 2011 is composed primarily of the net loss carry forwards. The net change in the total valuation allowance for the six month period ended 30, 2012 and 2011 was insignificant. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses, management believes it is more likely than not the Company will not realize the benefits of these deductible differences and has established valuation allowance to fully reserve the deferred tax assets at June 30, 2012 and 2011. Additionally, the ultimate realizability of net operating losses may be limited by change of control provisions under Section 382 of the Internal Revenue Code.

7.	SUBSEQUENT EVENT

On September 14, 2012, the Company acknowledged and formalized monies loaned to the Company over the past three years by entering into a 6% convertible promissory note in favor of Alfred Booth, Jr. in the principal amount of $47,199, which was outstanding balance owed to Mr. Booth as of June 30, 2012. If the Company later determines that the capital reserves are insufficient, the Company will either cease operations or will need to raise additional capital through the issuance of additional shares or through debt. Although Mr. Booth has provided the necessary funds for the Company in the past, there is no existing commitment to provide additional capital. In such situation, there can be no assurance that the Company shall be able to receive additional financing, and if the Company is unable to receive sufficient additional financing upon acceptable terms, it is likely that the Company would cease operations.

F-16